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                                                                    EXHIBIT 21.1

                              PRESENT SUBSIDIARIES

                                                                       PERCENTAGE
                                                        STATE OR       OF VOTING
                                                       JURISDICTION    SECURITIES
                                                      INCORPORATION      OWNED
                                                      -------------      -----
Teradyne Benelux, Inc. (Ltd.) .......................   Delaware         100%
Teradyne Canada Limited .............................   Canada           100%
Teradyne Control Automation, Inc. ...................   Delaware         100%
Teradyne GmbH .......................................   Germany          100%
Teradyne Holdings Limited ...........................   United Kingdom   100%
       Teradyne Limited .............................   United Kingdom   100%
Teradyne Hong Kong, Ltd. ............................   Delaware         100%
Teradyne International, Ltd. ........................   Barbados         100%
Teradyne Ireland Limited ............................   Ireland          100%
Teradyne Italia S.r.L ...............................   Italy            100%
Teradyne Japan, Ltd. ................................   Delaware         100%
       Teradyne K.K .................................   Japan            100%
Teradyne Korea, Ltd. ................................   Delaware         100%
Teradyne Leasing, Inc. ..............................   Massachusetts    100%
Teradyne Malaysia, Ltd. .............................   Delaware         100%
Teradyne de Mexico, S.A. de C.V .....................   Mexico           100%
Teradyne Midnight Networks Inc. .....................   Delaware         100%
Teradyne Netherlands B.V ............................   Netherlands      100%
Teradyne Netherlands, Ltd. ..........................   Delaware         100%
Teradyne Realty, Inc. ...............................   Massachusetts    100%
Teradyne RSW Software, Inc. .........................   Delaware         100%
      RSW Software, Inc. ............................   Massachusetts    100%
Teradyne S.A ........................................   France           100%
Teradyne Scandinavia, Inc. ..........................   Delaware         100%
Teradyne Singapore, Ltd. ............................   Delaware         100%
Teradyne Software and Systems Test, Inc. ............   Delaware         100%
Teradyne Taiwan, Ltd. ...............................   Delaware         100%
Teradyne Thailand Inc. ..............................   Delaware         100%
Alternative Delivery Systems Support, Inc. ..........   North Carolina   100%
Kinetrix, Inc. ......................................   Delaware         100%
Hammer Technologies, Inc. ...........................   Massachusetts    100%
Megatest Corporation ................................   Delaware         100%
       Megatest Limited .............................   United Kingdom   100%
       Megatest SARL ................................   France           100%
       Megatest GmbH ................................   Germany          100%
       Megatest H.K. Ltd. ...........................   Hong Kong        100%
       Teradyne Philippines Ltd. ....................   California       100%
       Megatest International Sales Corporation .....   Barbados         100%
       Megatest Asia Pte. Ltd. ......................   Singapore        100%
Softbridge, Inc......................................   Delaware         100%
Zehntel Holdings, Inc. ..............................   California       100%
Zehntel, Sarl .......................................   France           100%
1000 Washington, Inc. ...............................   Massachusetts    100%

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